PURCHASE AND CONTRIBUTION AGREEMENT

This PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of September 15, 2013, is by and among Bluegreen Corporation, a Massachusetts corporation (“Bluegreen” or a “Seller”) and BRFC 2013-A LLC, a Delaware limited liability company (the “Depositor”) and their respective permitted successors and assigns.

W I T N E S S E T H:

WHEREAS, on the Closing Date, the Depositor, as seller, intends to enter into that certain Sale Agreement dated as of September 15, 2013 (the “Sale Agreement”), by and between the Depositor and BXG Receivables Note Trust 2013-A, a Delaware statutory trust (the “Issuer”) pursuant to which the Depositor intends to sell to the Issuer the timeshare loans acquired pursuant to the terms of this Agreement and certain other timeshare loans acquired by the Depositor pursuant to a transfer agreement, dated as of September 15, 2013, by and among the Depositor, Bluegreen and BXG Timeshare Trust I from time to time pursuant to the terms thereof;

WHEREAS, on the Closing Date, Bluegreen intends to enter into that certain Indenture dated as of September 15, 2013 (the “Indenture”), by and among the Issuer, Bluegreen, as servicer (in such capacity, the “Servicer”), Vacation Trust, Inc., a Florida corporation, as club trustee (the “Club Trustee”), Concord Servicing Corporation, as backup servicer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), paying agent and custodian, whereby the Issuer will pledge the Trust Estate (as defined in the Indenture) to the Indenture Trustee to secure the Issuer’s 3.01% Timeshare Loan‑Backed Notes, Series 2013-A, Class A and 4.00% Timeshare Loan‑Backed Notes, Series 2013-A, Class B (collectively, the “Notes”);

WHEREAS,  (A) on the Closing Date (i) the Seller desires to sell, and the Depositor desires to purchase Timeshare Loans originated by the Seller or an Affiliate thereof (the “Initial Timeshare Loans”) and (ii) Bluegreen, as the sole member of the Depositor, desires to make a contribution of capital pursuant to the terms hereof and (B) on each Transfer Date during the Prefunding Period (i) the Seller desires to sell, and the Depositor desires to purchase Timeshare Loans originated by the Seller or an Affiliate thereof (the “Subsequent Timeshare Loans”) and (ii) Bluegreen, as the sole member of the Depositor, desires to make a contribution of capital pursuant to the terms hereof;

WHEREAS, pursuant to the terms of (i) the Sale Agreement, the Depositor shall sell to the Issuer the Initial Timeshare Loans on the Closing Date and any Subsequent Timeshare Loans acquired from the Seller and (ii) the Indenture, the Issuer shall pledge the Initial Timeshare Loans and the Subsequent Timeshare Loans, as part of the Trust Estate, to the Indenture Trustee to secure the Notes;

WHEREAS, the Seller may, and in certain circumstances will be required, to cure, repurchase or substitute and provide one or more Qualified Substitute Timeshare Loans for an Initial Timeshare Loan or a Subsequent Timeshare Loan that is a Defective Timeshare Loan, previously sold to the Depositor hereunder and pledged to the Indenture Trustee pursuant to the Indenture; and

WHEREAS, the Depositor may, at the direction of the Seller, be required to exercise the Seller’s option to purchase or replace Timeshare Loans that become subject to an Upgrade or Defaulted Timeshare Loans previously sold to the Issuer and pledged to the Indenture Trustee pursuant to the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

SECTION 1. Definitions; Interpretation.  Capitalized terms used but not defined herein shall have the meanings specified in “Standard Definitions” attached as Annex A to the Indenture.

SECTION 2. Acquisition of Timeshare Loans and Contribution of Capital to the Depositor.

(a)  Timeshare Loans and Contribution of Capital.  On the Closing Date (with respect to the Initial Timeshare Loans) and on each Transfer Date during the Prefunding Period (with respect to the Subsequent Timeshare Loans), the Seller hereby agrees to (x) sell in part and contribute in part to the Depositor in return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold on the Closing Date or such Transfer Date, as applicable, to be paid in part in cash and in part as an increase in its equity ownership of the Depositor and (y) transfer, assign, sell and grant to the Depositor, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) any Timeshare Loans listed on Schedule III hereto or the related Subsequent Transfer Notice, as applicable, (ii) the Receivables in respect of such Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each such Timeshare Loan and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i)-(v), being the “Assets”).  Upon such contribution, sale and transfer, the ownership of each Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Depositor, its successors and assigns.  The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Timeshare Loan for any purpose whatsoever other than for federal and state income tax reporting, if applicable.  The parties to this Agreement hereby acknowledge that the “credit risk” of the Timeshare Loans conveyed hereunder shall be borne by the Depositor and its subsequent assignees.

(b) Delivery of Timeshare Loan Documents.  In connection with the contribution, sale, transfer, assignment and conveyance of any Timeshare Loan hereunder, the Seller hereby agrees to deliver or cause to be delivered, on or by the Closing Date (with respect to any Initial Timeshare Loan), at least five Business Days prior to each Transfer Date during the Prefunding Period (with respect to any Subsequent Timeshare Loan) and on or within five Business Days from each Transfer Date (with respect to any Qualified Substitute Timeshare Loan), as applicable, to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.

(c) Collections.  The Seller shall deposit or cause to be deposited all collections in respect of the Initial Timeshare Loans, the Subsequent Timeshare Loans and the Qualified Substitute Timeshare Loans (collectively, the “Timeshare Loans”) received by the Seller or its Affiliates after the related Cut-Off Date in the Lockbox Account and, with respect to Credit Card Timeshare Loans, direct each applicable credit card vendor to deposit all payments in respect of such Credit Card Timeshare Loans to the Credit Card Account (net of the Servicer Credit Card Processing Costs).

(d) Limitation of Liability.  Neither the Depositor nor any subsequent assignee of the Depositor shall have any obligation or liability with respect to any Timeshare Loan nor shall the Depositor or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan.  No such obligation or liability is intended to be assumed by the Depositor or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

SECTION 3. Intended Characterization; Grant of Security Interest.  It is the intention of the parties hereto that each transfer of the Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale, in part, and a capital contribution, in part, by the Seller to the Depositor and not a loan secured by the Timeshare Loans.  In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale and contribution, it is the intention of the parties hereto that the Seller shall be deemed to have granted to the Depositor as of the date hereof a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under the Assets and the QSTL Assets (as hereinafter defined) specified in Section 2(a) and Section 6(f) hereof, respectively, and the proceeds thereof and that with respect to such transfer, this Agreement shall constitute a security agreement under applicable law.    In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”).    In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

The characterization of the Seller as “debtor” and the Depositor as “secured party” in any such security agreement and any related financing statements required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale and contribution to the Depositor of the Seller’s entire right, title and interest in and to the Assets and the QSTL Assets.

Each of the Seller, the Club, the Club Trustee and any of their Affiliates hereby agrees to make the appropriate entries in its general accounting records to indicate that the Timeshare Loans have been transferred to the Depositor and its subsequent assignees.

SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans by the Depositor.  The obligations of the Depositor to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

(a) On the Closing Date, with respect to the Initial Timeshare Loans,  and on each Transfer Date, with respect to each Subsequent Timeshare Loan or any Qualified Substitute Timeshare Loan replacing a Timeshare Loan, all representations and warranties of the Seller contained in Section 5(a) hereof shall be true and correct on such date as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of each such Timeshare Loan conveyed on the Closing Date or such Transfer Date, as applicable, shall be true and correct on such date.

(b) On or prior to the Closing Date or a Transfer Date (or, with respect to Qualified Substitute Timeshare Loans, as provided for in Section 6(g) hereof), as applicable, the Seller shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Custodian’s Certification therefor pursuant to the Custodial Agreement and (ii) the Timeshare Loan Servicing Files to the Servicer.

(c) The Seller shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Depositor to be delivered by the Seller or performed or caused to be performed all other obligations required to be performed as of the Closing Date or Transfer Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Depositor, the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Depositor, the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans.

(d) On or before the Closing Date and on each Transfer Date, the Transaction Documents shall be in full force and effect.

(e) With respect to the Initial Timeshare Loans, the Notes shall be issued and sold on the Closing Date, and the Issuer and the Depositor shall receive the full consideration due it upon the issuance of the Notes, and the Issuer and the Depositor shall have applied their respective consideration to the extent necessary, to pay the Timeshare Loan Acquisition Price for each Initial Timeshare Loan.

(f) With respect to the Subsequent Timeshare Loans, the Depositor shall apply funds received from the Issuer withdrawn from the Prefunding Account, to the extent necessary, to pay the Seller the Timeshare Loan Acquisition Price for each Subsequent Timeshare Loan.

(g) Each Timeshare Loan conveyed on the Closing Date or a Transfer Date shall be an Eligible Timeshare Loan and each of the conditions herein and in the Indenture for the purchases of Initial Timeshare Loans and Subsequent Timeshare Loans shall have been satisfied.

(h) Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.

(i) The Depositor shall have received such other certificates and opinions as it shall reasonably request.

SECTION 5. Representations and Warranties and Certain Covenants of the Seller.

(a) The Seller represents and warrants to the Depositor and the Indenture Trustee for the benefit of the Noteholders, on the Closing Date and on each Transfer Date (with respect to any Subsequent Timeshare Loans or Qualified Substitute Timeshare Loans transferred on such Transfer Date) as follows:

(i) Due Incorporation; Valid Existence; Good Standing.  It is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

(ii)  Possession of Licenses, Certificates, Franchises and Permits.  It holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

(iii) Corporate Authority and Power.  It has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder.  It has all requisite corporate power and authority to acquire, own, transfer and convey Timeshare Loans to the Depositor.

(iv) Authorization, Execution and Delivery Valid and Binding.  This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by it have been duly authorized, executed and delivered by it and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of it and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.  This Agreement constitutes a valid transfer of its interest in the Timeshare Loans to the Depositor or, in the event of the characterization of any such transfer as a loan, the valid creation of a first priority perfected security interest in such Timeshare Loans in favor of the Depositor.

(v) No Violation of Law, Rule, Regulation, etc.  The execution, delivery and performance by it of this Agreement and any other Transaction Document to which it is a party do not and will not (A) violate any of the provisions of its articles of incorporation or bylaws, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to it or its properties or by which the Seller or its properties may be bound or affected, including, without limitation, any bulk transfer laws, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to it or its properties or by which it or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

(vi) Governmental Consent.  No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Seller is required which has not been obtained in connection with the authorization, execution, delivery or performance by it of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of Timeshare Loans and the creation of the security interest of the Depositor therein pursuant to Section 3 hereof.

(vii) Defaults.  It is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on its business, operations, financial condition or assets, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(viii) Insolvency.  It is solvent and will not be rendered insolvent by the transfer of any Timeshare Loans hereunder. On and after the Closing Date, it will not engage in any business or transaction the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital.

(ix) Pending Litigation or Other Proceedings.  Other than as described on Schedule 5 attached hereto, as of the Closing Date, there is no pending or, to its Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting it which, if decided adversely, would materially and adversely affect (A) its condition (financial or otherwise), business or operations, (B) its ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (D) the Depositor’s  or any of its assigns’ ability to foreclose or otherwise enforce the liens of the Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties pursuant to the applicable Owner Beneficiary Agreement.

(x) Information.  No document, certificate or report furnished or required to be furnished by or on behalf of it pursuant to this Agreement, in its capacity as Seller, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made. There are no facts known to it which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or its business, or which may impair the ability of it to perform its obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Depositor by or on behalf of it specifically for use in connection with the transactions contemplated hereby or thereby.

(xi) Foreign Tax Liability.  It is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

(xii) Employee Benefit Plan Liability.  As of the Closing Date and as of each Transfer Date, as applicable, (A) with respect to plan years beginning before January 1, 2008, neither Bluegreen nor any of its Commonly Controlled Affiliates incurred any “accumulated funding deficiency” (as such term was defined under ERISA and the Code for such years), whether or not waived, with respect to any Employee Pension Benefit Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect (as defined below), and, to Bluegreen’s Knowledge, for any such year, no event has occurred or circumstance exists that resulted or may result in any accumulated funding deficiency of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (B) with respect to plan years beginning after December 31, 2007, neither Bluegreen nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, that either individually or in the aggregate could Cause a Material Adverse Effect, and, to Bluegreen’s Knowledge for any such year, no event has occurred or circumstance exists that resulted or may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (C) Bluegreen and each of its Commonly Controlled Affiliates have no outstanding liability for any undisputed contribution required under any Bluegreen Multiemployer Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect; and (D) Bluegreen and each of its Commonly Controlled Affiliates have no outstanding liability for any disputed contribution required under any Bluegreen Multiemployer Plan that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Transfer Date, as applicable, to Bluegreen’s Knowledge (1) neither Bluegreen nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect, and (2) no event has occurred or circumstance exists that could result in any Withdrawal Liability that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Transfer Date, as applicable, to Bluegreen’s Knowledge, neither Bluegreen nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Multiemployer Plan that could either individually or in the aggregate Cause a Material Adverse Effect.  For purposes of this subsection (a)(xii), “Cause a Material Adverse Effect” means reasonably be expected to result in a material adverse effect on Bluegreen and its Commonly Controlled Affiliates in the aggregate; “Commonly Controlled Affiliates” means those direct or indirect affiliates of Bluegreen that would be considered a single employer with Bluegreen under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan as such term is defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to by Bluegreen or any of its Commonly Controlled Affiliates (other than a Bluegreen Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section

3(37) of ERISA; “Bluegreen Multiemployer Plan” means a Multiemployer Plan to which Bluegreen or any of its Commonly Controlled Affiliates contributes or in which Bluegreen or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of Bluegreen or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

(xiii) Taxes.  Other than as described on Schedule 5 hereto, as of the Closing Date, it (i) has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision in its GAAP financial statements for the payment of all taxes, assessments and other governmental charges due from it or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Depositor, (ii) knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves in its GAAP financial statements have not been established and (iii) intends to pay all such taxes, assessments and governmental charges, if any, when due.

(xiv) Place of Business.  The principal place of business and chief executive office where it keeps its records concerning Timeshare Loans will be 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 (or such other place specified by it by written notice to the Depositor and the Indenture Trustee).  It is a corporation formed under the laws of the Commonwealth of Massachusetts.

(xv) Securities Laws.  It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by it to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

(xvi) Bluegreen Vacation Club.  With respect to the Club Loans:

(A) The Club Trust Agreement, of which a true and correct copy is attached hereto as Exhibit B is in full force and effect; and a certified copy of the Club Trust Agreement has been delivered to the Indenture Trustee together with all amendments and supplements in respect thereof;

(B) The arrangement of contractual rights and obligations (duly established in accordance with the Club Trust Agreement under the laws of the State of Florida) was established for the purpose of holding and preserving certain property for the benefit of the Beneficiaries referred to in the Club Trust Agreement.  The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it holds Resort Interests.  The Club is not a corporation or business trust under the laws of the State of Florida.  The Club is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida;

(C) The Club Trustee is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida.  As of the Closing Date, the Club Trustee is qualified to do business as a foreign corporation  and is in good standing under the laws of the state of Tennessee.  As of each Transfer Date, the Club Trustee will be duly qualified to do business as a foreign corporation and will be in good standing under the laws of each jurisdiction it is required by law to be.  The Club Trustee is not an affiliate of the Servicer for purposes of Chapter 721, Florida Statutes and is in compliance with the requirements of such Chapter 721 requiring that it be independent of the Servicer;

(D) The Club Trustee has all necessary corporate power to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement.  The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement;

(E) The Club Trustee holds all right, title and interest in and to all of the Timeshare Properties related to the Club Loans solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto.  Except with respect to the Mortgages (or a pledge of the Co-op Shares in connection with Aruba Club Loans), the Club Trustee has not permitted any such Timeshare Properties to be made subject to any lien or encumbrance;

(F) There are no actions, suits, proceedings, orders or injunctions pending against the Club or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expected to have a material adverse effect on the Trust Estate or the Club Trustee’s ability to perform its obligations under the Transaction Documents;

(G) Neither the Club nor the Club Trustee has incurred any indebtedness for borrowed money (directly, by guarantee, or otherwise);

(H) All ad valorem taxes and other taxes and assessments against the Club and/or its trust estate have been paid when due and neither the Seller nor the Club Trustee knows of any basis for any additional taxes or assessments against any such property.  The Club has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points, if any;

(I) The Club and the Club Trustee are in compliance in all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement;

(J) Except as expressly permitted in the Club Trust Agreement, the Club has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement);

(K) Bluegreen Vacation Club, Inc. is a not-for-profit corporation duly formed, validly existing and in good standing under the laws of the State of Florida;

(L) Upon purchase of the Club Loans and related Trust Estate hereunder, the Depositor is an “Interest Holder Beneficiary” under the Club Trust Agreement and each of the Club Loans constitutes “Lien Debt”, “Purchase Money Lien Debt” and “Owner Beneficiary Obligations” under the Club Trust Agreement; and

(M) Except as disclosed to the Indenture Trustee in writing or noted in the Custodian’s Certification, each Mortgage associated with a Deeded Club Loan and granted by the Club Trustee or the Obligor on the related Deeded Club Loan, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests in favor of the Indenture Trustee (upon assignment thereof to the Indenture Trustee).  Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

(b) The Seller hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Depositor, the Issuer and the Indenture Trustee for the benefit of the Noteholders as of the Closing Date (only with respect to the Initial Timeshare Loans) and each Transfer Date (only with respect to each Subsequent Timeshare Loan or Qualified Substitute Timeshare Loan transferred on such Transfer Date), as applicable.

(c) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale and contribution of each Timeshare Loan to the Depositor and any assignment of such Timeshare Loans by the Depositor and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof.  The Seller acknowledges that it has been advised that the Depositor intends to assign all of its right, title and interest in and to each Timeshare Loan and its rights and remedies under this Agreement to the Issuer.  The Seller agrees that, upon any such assignment, the Depositor and any of its assignees may enforce directly, without joinder of the Depositor (but subject to any defense that the Seller may have under this Agreement) all rights and remedies hereunder.

(d) With respect to any representations and warranties contained in Section 5 which are made to the Seller’s Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Depositor or any subsequent assignee thereof, then notwithstanding such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) hereof.

SECTION 6. Repurchases and Substitutions.

(a)  Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties.  Upon the receipt of notice by the Seller from the Depositor, the Issuer or the Indenture Trustee, of a breach of any of the representations and warranties in Section 5 hereof (on the date on which such representation or warranty was made) which materially and adversely affects the value of a Timeshare Loan or the interests of the Depositor or any subsequent assignee of the Depositor (including the Issuer and the Indenture Trustee on behalf of the Noteholders) therein, the Seller shall, within 60 days of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or if the breach relates to a particular Timeshare Loan and is not cured in all material respects (such Timeshare Loan, a “Defective Timeshare Loan”) either (i) repurchase such Defective Timeshare Loan at the Repurchase Price, or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amount, if any.  The Seller acknowledges that the Depositor shall, pursuant to the Sale Agreement sell Timeshare Loans and rights and remedies acquired hereunder to the Issuer and that the Issuer shall pledge such Timeshare Loans and rights to the Indenture Trustee for the benefit of the Noteholders.  The Seller further acknowledges that the Indenture Trustee will be appointed attorney-in-fact under the Indenture and may enforce the Seller’s repurchase or substitution obligations if the Seller has not complied with its repurchase or substitution obligations under this Agreement within the aforementioned 60-day period.

(b) Optional Purchases or Substitutions of Club Loans.  The Depositor hereby irrevocably grants to the Seller an option to repurchase or substitute Original Club Loans it has under the Sale Agreement, the Transfer Agreement and as described in the following sentence.  With respect to any Original Club Loans for which the related Obligor has elected to effect and the Seller has agreed to effect an Upgrade, the Seller will (at its option) either (i) pay the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided,  however, that the Seller’s option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (x) 12.5% of the Aggregate Closing Date Collateral Balance less (y) the aggregate Loan Balances of all Original Club Loans previously substituted by the Seller on prior Transfer Dates pursuant to this Agreement, the Transfer Agreement and/or the Sale Agreement.  The Seller shall use its best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option.  To the extent that the Seller shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Seller shall use its best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

(c) Optional Purchases or Substitutions of Defaulted Timeshare Loans.  The Depositor hereby irrevocably grants to the Seller an option to repurchase or substitute Defaulted Timeshare Loans it has under the Sale Agreement, the Transfer Agreement and as described in the following sentence.  With respect to Defaulted Timeshare Loans on any date, the Seller will have the option, but not the obligation, to either (i) purchase such Defaulted Timeshare Loan at the Repurchase Price for such  Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided,  however, that the Seller’s option to purchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively.  The Seller may irrevocably waive its option to purchase or substitute a Defaulted Timeshare Loan by delivering to the Indenture Trustee a Waiver Letter in the form of Exhibit A attached hereto.

(d) Payment of Repurchase Prices and Substitution Shortfall Amounts.  The Seller hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee to be deposited in the Collection Account on the Business Day immediately preceding the related Payment Date for such Due Period in accordance with the provisions of the Indenture.  In the event that more than one Timeshare Loan is replaced pursuant to Sections 6(a), (b) or (c) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

(e) Schedule of Timeshare Loans.  The Seller hereby agrees, on each date on which a Timeshare Loan has been repurchased, purchased or substituted, to provide or cause to be provided to the Depositor, the Issuer and the Indenture Trustee with an electronic supplement to Schedule III hereto and the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

(f) Qualified Substitute Timeshare Loans.  Pursuant to Section 6(g) hereof, on the related Transfer Date, the Seller hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files relating to the Qualified Substitute Timeshare Loans to the Indenture Trustee or to the Custodian, at the direction of the Indenture Trustee, in accordance with the provisions of the Indenture and the Custodial Agreement.  As of such related Transfer Date, the Seller does hereby transfer, assign, sell and grant to the Depositor, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Depositor on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loans and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i)-(v), being the “QSTL Assets”).  Upon such sale, the ownership of each Qualified Substitute Timeshare

Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(f) shall immediately vest in the Depositor, its successors and assigns.  The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than consolidated federal and state income tax reporting.  The Seller agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement and shall thereafter be deemed a “Timeshare Loan” for the purposes of this Agreement.

(g) Officer’s Certificate for Qualified Substitute Timeshare Loans.  The Seller shall, on each related Transfer Date, certify or cause to be certified in writing to the Depositor, the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian or shall be delivered within five Business Days of the applicable Transfer Date, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

(h) Subsequent Transfer Notices.  The Seller shall, on each related Transfer Date, deliver a Subsequent Transfer Notice in the form attached as Exhibit N to the Indenture, as specified by Section 4.2 of the Indenture.

(i) Release.  In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Depositor, the Issuer and the Indenture Trustee shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller or its designee the legal and beneficial ownership of such Timeshare Loans; provided,  however, that with respect to any release of a Timeshare Loan that is substituted for by one or more Qualified Substitute Timeshare Loans, the Issuer and the Indenture Trustee shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Indenture Trustee and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan.  The Depositor, the Issuer and the Indenture Trustee shall cause the Custodian to release the related Timeshare Loan Files to the Seller or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Seller or its designee; provided,  however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a Timeshare Loan that has been substituted by a Qualified Substitute Timeshare Loan, the Issuer and the Indenture Trustee shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Indenture Trustee and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan.

(j) Sole Remedy.  It is understood and agreed that the obligations of the Seller contained in Section 6(a) hereof to cure a breach, or to repurchase or substitute Defective Timeshare Loans, and the obligation of the Seller to indemnify pursuant to Section 8 hereof, shall constitute the sole remedies available to the Depositor or its subsequent assignees for the breaches of any representation or warranty contained in Section 5 hereof and such remedies are not intended to and do not constitute “credit recourse” to the Seller.

SECTION 7. Additional Covenants of the Seller.  The Seller hereby covenants and agrees with the Depositor as follows:

(a) It shall comply with all laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(b) It shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

(c) On the Closing Date and each Transfer Date, as applicable, it shall indicate in its and its Affiliates’ computer files and other records that each Timeshare Loan has been sold to the Depositor.

(d) It shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Depositor and that the Depositor is the owner of such Timeshare Loan.

(e) On or prior to the Closing Date, it shall file or cause to be filed, at its own expense, financing statements in favor of the Depositor, and, if applicable, the Issuer and the Indenture Trustee on behalf of the Noteholders, with respect to the Timeshare Loans, in the form and manner reasonably requested by the Depositor or its assigns.  The Seller shall deliver file-stamped copies of such financing statements to the Depositor, the Issuer and the Indenture Trustee on behalf of the Noteholders.

(f) It agrees from time to time to, at its expense, promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Depositor, the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of the Timeshare Loans to the Depositor, or to enable the Depositor to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage. It hereby appoints the Depositor, the Issuer and the Indenture Trustee as attorneys-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Seller under this Section 7(f).

(g) On the Closing Date, the Seller does not have any tradenames, fictitious names, assumed names or “doing business as” names other than “Bluegreen Patten Corporation”

in North Carolina, “Bluegreen Corporation of Massachusetts” in Louisiana and “BXG California, Inc.” in California.  After the Closing Date, any change in the legal name of the Seller or the use by it of any tradename, fictitious name, assumed name or “doing business as” name other than the foregoing shall be promptly (but no later than ten Business Days) disclosed to the Depositor and the Indenture Trustee in writing.

(h) Upon the discovery or receipt of notice by a Responsible Officer of the Seller of a breach of any of its representations or warranties and covenants contained herein, the Seller shall promptly disclose to the Depositor, the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.

(i) Except to the extent of any payments received with respect to a Credit Card Timeshare Loan, in the event that the Seller shall receive any payments in respect of a Timeshare Loan after the Closing Date or a Transfer Date, as applicable, the Seller shall, within two Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account.  Payments received by the Seller with respect to Credit Card Timeshare Loans, without regard to any discount fees, shall be transferred to the Lockbox Account within five Business Days.

(j) The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at the address of Bluegreen listed herein and shall notify the parties hereto of any change to the same at least 30 days prior thereto.

(k) In the event that the Seller or the Depositor or any assignee of the Depositor receives actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan to the Depositor, on written demand by the Depositor, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Depositor, or any subsequent assignee, harmless, on an after-tax basis, from and against any and all such transfer taxes.

(l) The Seller authorizes the Depositor, the Issuer and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans and all payments made with regard to the related Timeshare Loans without the signature of the Seller where permitted by law.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  The Depositor confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

SECTION 8.  Indemnification.

(a) The Seller agrees to indemnify the Depositor, the Issuer, the Indenture Trustee, the Noteholders and the Initial Purchasers (collectively, the “Indemnified Parties”) against any and all claims, losses, liabilities, (including reasonable legal fees and related costs) that the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchasers

may sustain directly related to any breach of the representations and warranties of the Seller under Section 5 hereof (the “Indemnified Amounts”) excluding,  however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Seller for a Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof, (iv) income, franchise or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts attributable to any violation by an Indemnified Party of any Requirement of Law related to an Indemnified Party; or (vi) the operation or administration of the Indemnified Party generally and not related to the enforcement of this Agreement. The Seller shall (A) promptly notify the Depositor and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Seller to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Seller’s representations, covenants and warranties contained in this Agreement, (B) assume (with the consent of the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchasers, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and (C) pay all expenses in connection therewith, including reasonable legal counsel fees and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Initial Purchasers in respect of such claim. If the Seller shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Seller.

(b) The obligations of the Seller under this Section 8 to indemnify the Depositor, the Issuer, the Indenture Trustee, the Noteholders and the Initial Purchasers shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.

SECTION 9. No Proceedings.  The Seller hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Depositor or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

SECTION 10. Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

Seller

Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attention: Anthony M. Puleo, Senior Vice President, CFO & Treasurer
Fax:  (561) 912-8123

Depositor

BRFC 2013-A LLC
4950 Communication Avenue, Suite 900
Boca Raton, Florida 33431
Attention: Allan J. Herz, President & Assistant Treasurer
Fax:  (561) 443-8743

SECTION 11. No Waiver; Remedies.  No failure on the part of the Seller, the Depositor or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

SECTION 12. Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Depositor and its respective successors and assigns. Any assignee of the Depositor shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement.  The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Depositor and any assignee thereof.  The Depositor may, and intends to, assign all of its rights hereunder to the Issuer and the Seller consents to any such assignment.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided,  however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Section 5 and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Depositor, the Issuer and the Indenture Trustee.

SECTION 13. Amendments; Consents and Waivers.  No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Seller from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, the written consent of the Indenture Trustee on behalf of the Noteholders is given and confirmation from each Rating Agency that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to a Class of Notes is received.  The Seller shall provide the Indenture Trustee and each Rating Agency with such proposed modifications, amendments or waivers.  Any waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No consent to or demand by the Seller in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances.  The Seller acknowledges that in connection with the intended assignment by the Depositor of all of its right, title and interest in and to each Timeshare Loan to the Issuer, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans from the Depositor under the terms of the Sale Agreement.

SECTION 14. Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.  Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Depositor may not purchase or acquire Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale and contribution to capital, notwithstanding the otherwise applicable intent of the parties hereto, and the Seller shall be deemed to have granted to the Depositor as of the date hereof, a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under such Timeshare Loans and the related property as described in Section 2 hereof.

SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION.

(A)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(B)THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO its aDDRESS SET FORTH IN secTION 10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE parties to this agreement TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 16. WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 17. Heading.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 18. Execution in Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BRFC 2013-A LLC, as Depositor

By: /s/ Allan J. Herz
Name: Allan J. Herz
Title: President and Assistant Treasurer

BLUEGREEN CORPORATION, as Seller

By: /s/ Anthony M. Puleo
Name: Anthony M. Puleo
Title: Senior Vice President, CFO and Treasurer

Agreed and acknowledged as to
the last paragraph of Section 3
herein only:

BLUEGREEN VACATION CLUB TRUST

By: Vacation Trust, Inc., individually and as Club Trustee

By: /s/ Tonya Wardak
Name:  Tonya Wardak
Title:  Vice President, Treasurer and Secretary